Exhibit 99.1

CRESCENT BANKING COMPANY

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

ENROLLMENT FORM

☐	Current Shareholder of Record. I am a shareholder of record, and I wish to enroll in the plan.

☐	New Shareholder. I wish to enroll in the plan by making an initial cash investment. Enclosed is my check for $ ($500 minimum and $2,500 maximum), made payable to “Crescent Bank & Trust Company.” I have also completed the Substitute Form W-9 below.

I hereby appoint Crescent Bank & Trust Company as my agent to receive cash dividends that may hereafter become payable to me on all shares of common stock, par value $1.00 per share (the “Common Stock”), of Crescent Banking Company (the “Company”) registered in my name(s) and authorize Crescent Bank & Trust Company to apply such dividends to the purchase of full shares and fractional interest in shares of the Company’s Common Stock.

I understand that the purchases will be made under the terms and conditions of the Company’s Dividend Reinvestment and Stock Purchase Plan as described in the Prospectus, which I have received, carefully reviewed and understood, and that I may revoke this authorization at any time by notifying Crescent Bank & Trust Company, in writing, of my desire to terminate my participation.

Please Print Name(s) (As Shown on Stock Certificate If Currently a Shareholder)			Signature	Date

Street Address			Date of Birth	Social Security or Tax ID No.

City	State	Zip Code	Signature (Joint Owner)	Date

Daytime Telephone Number			Date of Birth	Social Security No.

SUBSTITUTE FORM W-9

Certification: Under Penalty of law, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me, which I will promptly forward to the plan administrator); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am not longer subject to backup withholding.

Signature:	Date:

RETURN THIS ENROLLMENT FORM ONLY IF YOU WISH TO PARTICIPATE IN THE COMPANY’S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN. ENROLLMENT IS SUBJECT TO CUSTOMER IDENTIFICATION PROCEDURES IMPOSED ON ALL FINANCIAL INSTITUTIONS.

Shareholder Services · P. O. Box 2020 · Jasper, GA 30143 · 678.454.2270 · 800.872.2941

(7/2007)